SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 24, 2003




                                    TMS, INC.
             (Exact name of registrant as specified in its charter)




     Oklahoma                        0-18250                      91-1098155
   (State or other                  (Commission             (I.R.S. Employer
   Jurisdiction of                  File Number)           Identification No.)
   Incorporation)




                              206 West Sixth Avenue
                                  P.O. Box 1358
                           Stillwater, Oklahoma 74074

                                 (405) 377-0880
  (Address, including zip code, and telephone numbers, including area code, of principal executive offices)





ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 24, 2003, we entered into a contract for the sale of our corporate headquarters' building located in Stillwater, Oklahoma. The sale of the building is expected to close on or before December 22, 2003. We plan to remain in the building as a tenant after the sale.

The contracted purchase price of the building is $460,000. The net proceeds from the sale, after closing costs, are expected to approximate $428,000 and will be used to pay off an approximate $188,000 mortgage. We also estimate that the recorded loss on the sale of the building will approximate $264,000, which includes $32,000 in estimated closing costs.

The final sale is contingent upon customary 30-day inspection provisions related to the condition of the property and the execution of an agreement with the buyer for us to lease approximately 6000 square feet of space.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)  Exhibits

     Exhibit             Name of Exhibit
     10.1                Commercial Contract for Sale of Real Estate



                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TMS, Inc.

Date:  October 30, 2003          By: /s/ Deborah D. Mosier
                                 ------------------------------------
                                 Deborah D. Mosier, President
                                 and Chief Financial Officer
                                 Principal Executive and Financial Officer